Exhibit 21.1

                            SUBSIDIARIES


         Interpool N.V.
         Interpool B.V.
         Interpool (Hong Kong) Ltd.
         Interpool (UK) Limited
         CTC Container Trading (UK) Limited
         CTC Equipment A.G.
         Interpool (PTE) Singapore
         Interpool Containers N.V.
         Interpool Benelux B.V.
         Interpool Containers Inc.
         Interpool Finance Corp.
         Interpool Funding Corp.

                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


After the recapitalization described in Note 10 to the Company's consolidated financial statements is effected, we expect to be in a position to render the following consent.



                                                            ARTHUR ANDERSEN LLP

Roseland, New Jersey
June 17, 1996



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Interpool Limited:

As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this Registration Statement.




Roseland, New Jersey
___________, 1996